Exhibit 99.1
International Headquarters
7150 Mississauga Road
Mississauga, Ontario L5N 8M5
Phone: 905.286.3000
Fax: 905.286.3050
Contact Information:
Laurie W. Little
949-461-6002
laurie.little@valeant.com
VALEANT PHARMACEUTICALS REPORTS
2010 FOURTH QUARTER FINANCIAL RESULTS
•	2010 Fourth Quarter Total Revenue $515 million

•	2010 Fourth Quarter GAAP EPS ($0.10); Cash EPS $0.51

•	2010 Fourth Quarter GAAP Operating Cash Flow ($1) million; Adjusted Operating Cash Flow $209 million

•	2011 Guidance increased to $2.45 – $2.70 Cash EPS

•	Valeant agrees to repurchase common shares from ValueAct Capital for $275 million
     Mississauga, Ontario — February 24, 2014 — Valeant Pharmaceuticals International, Inc. (NYSE: VRX) (TSX: VRX) announces fourth quarter financial results for 2010.
     “Our results for the fourth quarter were ahead of our expectations, and reflect the successful integration work we have completed thus far,” said J. Michael Pearson, chief executive officer. “We are particularly pleased with the performance of our Canadian operations, especially as this business was principally impacted by the integration process. Our combined company has been building momentum since September 2010 and we believe we are on track to deliver strong 2011 financial results.”
Revenue
     Total reported revenue was $514.6 million in the fourth quarter of 2010 as compared to $241.1 million in the fourth quarter of 2009. Product sales were $488.7 million in the fourth quarter of 2010, as compared to $231.6 million in the year-ago quarter. These increases are primarily due to the acquisition of Valeant Pharmaceuticals International (Legacy Valeant) by Biovail Corporation (Legacy Biovail), which was completed in September 2010. In connection with the acquisition, Biovail was renamed Valeant Pharmaceuticals International, Inc. Results for the fourth quarter of 2009 only reflect Legacy Biovail revenues and do not include any revenues from Legacy Valeant. Pro forma organic growth for the combined company was approximately six percent for 2010.

Operating Expenses
     The Company’s cost of goods sold were $210.6 million in the fourth quarter of 2010 and represented 43% of product sales. This number in the fourth quarter of 2010 included a $53.3 million fair value adjustment to inventory and a $7.4 million amortization expense adjustment related to the acquisition of Legacy Valeant by Legacy Biovail. Excluding the adjustments, cost of goods for the fourth quarter of 2010 were 31% of product sales. This rise in cost of goods sold from historical levels is primarily due to contractual changes in the first quarter of 2010 that doubled the cost of goods for Zovirax, to greater than 45% of the product’s sales in 2010. As a result of the purchase of Zovirax rights in the U.S., which was completed on February 22, 2011, and the purchase of rights in Canada, which is expected to close by the end of the first quarter of 2011, total cost of goods sold is expected to be back to historical Legacy Valeant levels in the second half of 2011.
     Selling, General and Administrative expenses were $127.8 million in the fourth quarter of 2010, which included a $16.4 million step-up in stock based compensation expenses related to the acquisition of Legacy Valeant. Research and Development expenses were $18.3 million in the fourth quarter of 2010 and reflect the termination of the majority of Legacy Biovail’s pipeline. These expenses reflect the achievement of approximately $50 million in cost synergies in the fourth quarter of 2010 from the acquisition.
Merger Related Costs & Expenses
     We recorded restructuring and acquisition-related costs of $44.1 million in the quarter, virtually all of which arise from the acquisition and are primarily employee termination costs and research and development cancelation costs.
Net Loss and Cash Flow from Operating Activities
     The Company reported a net loss of $31.1 million for the fourth quarter of 2010, or a loss of $0.10 per diluted share. On an adjusted Cash EPS basis, adjusted income was $167.6 million, or $0.51 per diluted share, as compared to guidance of $0.44 to $0.48 per diluted share.
     GAAP cash flow from operating activities, which includes acquisition transaction fees, was negative $1.4 million in the quarter. Adjusted cash flow from operations was $209.1 million in the fourth quarter of 2010. Excluding working capital changes, adjusted cash flow from operations was $187.6 million, as compared to guidance of $170 to $190 million.
2011 Guidance
     The Company is updating its previous Cash EPS guidance and is now targeting Cash EPS between $2.45 – $2.70 in 2011, up from prior guidance of $2.25 to $2.50. This guidance assumes the completion of the acquisitions of PharmaSwiss S.A. and the Canadian rights to Zovirax (U.S. acquisition closed February 22, 2011) in the next several months.

Share Repurchase Transaction
     Valeant has agreed to repurchase common shares of the Company’s common stock held by ValueAct Capital for $275 million, negotiated at a 5.77% discount over a 20-day trading day average, which was calculated in a similar manner to Legacy Valeant’s privately negotiated share repurchase completed in May 2010.
     In connection with the pending $275 million share repurchase from ValueAct, the Company is evaluating debt financing alternatives.
Conference Call and Webcast Information
     The Company will host a conference call and a live Internet webcast along with a slide presentation today at 10:00 a.m. ET (7:00 a.m. PT), February 24, 2011 to discuss its fourth quarter financial results for 2010. The dial-in number to participate on this call is (877) 295-5743, confirmation code 41335702. International callers should dial (973) 200-3961, confirmation code 41335702. A replay will be available approximately two hours following the conclusion of the conference call through March 3, 2011 and can be accessed by dialing (800) 642-1687, or (706) 645-9291, confirmation code 41335702. The live webcast of the conference call may be accessed through the investor relations section of the Company’s corporate website at www.valeant.com.
About Valeant
     Valeant Pharmaceuticals International, Inc. (NYSE/TSX:VRX) is a multinational specialty pharmaceutical company that develops and markets a broad range of pharmaceutical products primarily in the areas of neurology, dermatology and branded generics. More information about Valeant can be found at www.valeant.com.
Forward-looking Statements
     This press release may contain forward-looking statements, including, but not limited to, statements regarding our performance, growth, achievement of long-term goals, anticipated Cash EPS and adjusted cash flows from operations for 2011, anticipated closing of pending acquisitions and share repurchases and financing alternatives. Forward-looking statements may be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in the company’s most recent annual or quarterly report filed with the Securities and Exchange Commission (“SEC”) and risks and uncertainties relating to the proposed merger, as detailed from time to time in Valeant’s filings with the SEC and the Canadian Securities Administrators (“CSA”), which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. Valeant undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes.
Note on Guidance
     The guidance contained in this press release is only effective as of the date given, February 24, 2011, and will not be updated or confirmed until the Company publicly announces updated or affirmed guidance.
Non-GAAP Information
     To supplement the financial measures prepared in accordance with generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as amortization of inventory step-up, stock-based compensation step-up, restructuring and acquisition-related costs, acquired in-process research and development (“IPR&D”), legal settlements, amortization and other non-cash charges, amortization of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest, loss on extinguishment of debt, and (gain) loss on investments, net, and adjusts tax expense to cash taxes. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.
Financial Tables follow.
###

Table 1
Valeant Pharmaceuticals International, Inc.
Condensed Consolidated Statement of Income (Loss)
For the Three and Twelve Months Ended December 31, 2010 and 2009

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
(In thousands, except per share data)	2010	2009	% Change	2010	2009	%Change

Product sales	$488,721	$231,626	NM	$1,133,371	$789,026	NM
Alliance and royalty	19,963	5,172	NM	35,109	15,418	NM
Service and other	5,880	4,255	NM	12,757	15,986	NM

Total revenues	514,564	241,053	NM	1,181,237	820,430	NM

Cost of goods sold	210,648	58,743	NM	395,595	204,309	NM
Cost of services	2,944	3,339	NM	10,155	13,849	NM
Selling, general and administrative (“SG&A”)	127,752	30,117	NM	276,546	167,633	NM
Research and development	18,324	14,209	NM	68,311	47,581	NM
Acquired in-process research and development	28,000	20,814	NM	89,245	59,354	NM
Legal settlements	14,110	5,950	NM	52,610	6,191	NM
Restructuring and acquisition-related costs	44,078	14,905	NM	179,102	35,629	NM
Amortization of intangible assets	117,660	34,328	NM	219,758	104,730	NM

	563,516	182,405		1,291,322	639,276

Operating income (loss)	(48,952)	58,648		(110,085)	181,154

Interest expense, net	(52,564)	(9,736)		(83,013)	(23,763)
Loss on extinguishment of debt	(32,413)	—		(32,413)	—
Gain (loss) on investments, net	—	(501)		(5,552)	17,594
Other income (expense), net including translation and exchange	229	(411)		(5,200)	(30)

Income (loss) before recovery of income taxes	(133,700)	48,000		(236,263)	174,955

Recovery of income taxes	(102,570)	(25,000)		(28,070)	(1,500)

Net income (loss)	$(31,130)	$73,000		$(208,193)	$176,455

Earnings per share:

Basic:
Net income (loss)	$(0.10)	$0.46		$(1.06)	$1.11

Shares used in per share computation	302,005	158,271		195,808	158,236

Diluted:
Net income (loss)	$(0.10)	$0.46		$(1.06)	$1.11

Shares used in per share computation	302,005	158,785		195,808	158,510

Table 2
Valeant Pharmaceuticals International, Inc.
Reconciliation of GAAP EPS to Adjusted Non-GAAP (Cash) EPS
For the Three and Twelve Months Ended December 31, 2010 and 2009 (a)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In thousands, except per share data)	2010	2009(a)	2010	2009(a)

Net income (loss)	$(31,130)	$73,000	$(208,193)	$176,455

Non-GAAP adjustments (b)(c):
Inventory step-up (d)	53,266	—	53,266	—
Stock-based compensation step-up (e)	17,040	—	17,040	—
Restructuring and acquisition-related costs (f)	44,078	14,905	179,102	35,629
Acquired in-process research and development	28,000	20,814	89,245	59,354
Legal settlements	14,110	5,950	52,610	6,191
Amortization and other non-cash charges	122,729	42,868	232,954	130,496

	279,223	84,537	624,217	231,670
Amortization of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest	3,624	4,034	15,698	9,069
Loss on extinguishment of debt	32,413	—	32,413	—
(Gain) loss on investments, net	—	501	5,552	(17,594)
Write-down of deferred financing costs	—	—	5,774	537
Tax	(116,570)	(28,500)	(54,370)	(13,500)

Total adjustments	198,690	60,572	629,284	210,182

Adjusted income	$167,560	$133,572	$421,091	$386,637

GAAP earnings per share — diluted	$(0.10)	$0.46	$(1.06)	$1.11

Adjusted Non-GAAP (Cash) earnings per share — diluted	$0.51	$0.84	$2.05	$2.44

Shares used in diluted per share calculation — GAAP earnings per share	302,005	158,785	195,808	158,510

Shares used in diluted per share calculation — Adjusted Non-GAAP (Cash) earnings per share	330,452	158,785	205,529	158,510

(a)	Prior year non-GAAP adjustments have been modified to conform to the 2010 disclosure.

(b)	To supplement the financial measures prepared in accordance with generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as amortization of inventory step-up, stock-based compensation step-up, restructuring and acquisition-related costs, acquired in-process research and development (“IPR&D”), legal settlements outside the ordinary course of business, amortization and other non-cash charges, amortization of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest, loss on extinguishment of debt, (gain) loss on investments, net, and adjusts tax expense to cash taxes. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

(c)	This table includes Adjusted Non-GAAP (Cash) Earnings Per Share, which is a non-GAAP financial measure that represents earnings per share, excluding amortization of inventory step-up, stock-based compensation step-up, restructuring and acquisition-related costs, acquired in-process research and development (“IPR&D”), legal settlements outside the ordinary course of business, amortization and other non-cash charges, amortization of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest, loss on extinguishment of debt, (gain) loss on investments, net, and adjusts tax expense to cash taxes.

(d)	ASC 805, accounting for business combinations requires an inventory fair value step-up. The impact of the amortization of this step-up is included in cost of goods sold. For the three months and year ended December 31, 2010 the impact is $53.3 million for the merger with Valeant Pharmaceutical International.

(e)	Total stock-based compensation for the three and twelve months ended December 31, 2010 was $26.2 million and $98.0 million, respectively, of which $17.0 million reflects the amortization of the fair value increment resulting from the merger.

(f)	Restructuring and acquisition-related costs for the three months and twelve months ended December 31, 2010 relate to costs related to the merger with Valeant Pharmaceuticals International and include $13.8 million of expenses related to R&D program cancelation costs, $11.2 million and $58.6 million related to employee severance, $5.2 million related to R&D wind down costs, $3.9 million and $49.5 million related to accelerated equity compensation, $4.9 million related to facility closure costs, and $2.5 million and $8.8 million of other miscellaneous costs related to the merger. Acquisition-related costs of $2.6 million and $38.3 million for the three months and year ended December 31, 2010, respectively, relate to the merger with Valeant Pharmaceuticals International.

Table 3
Valeant Pharmaceuticals International, Inc.
Statement of Revenue — by Segment
For the Three Months Ended December 31, 2010 and 2009
(In thousands)

	Three Months Ended
	December 31,
					2010
					excluding
			%	2010	currency	%
	2010	2009	Change	currency	impact	Change
	GAAP	GAAP	(c)	impact	non-GAAP	(c)
Revenue (a)(b)
U.S. Neurology & Other	$212,899	$161,441	32%	$—	$212,899	32%
U.S. Dermatology	103,896	46,254	125%	121	104,017	125%

Total U.S.	316,795	207,695	53%	121	316,916	53%
Canada/Australia	80,421	28,205	185%	(4,319)	76,102	170%

Specialty Pharmaceuticals	397,216	235,900	68%	(4,198)	393,018	67%

Branded Generics — Europe	48,310	5,153	838%	2,643	50,953	889%
Branded Generics — Latin America	69,038	—	NM	(2,772)	66,266	NM

Branded Generics	117,348	5,153	NM	(129)	117,219	NM

Total revenue	$514,564	$241,053	113%	$(4,327)	$510,237	112%

(a)	Note: Currency effect for constant currency sales is determined by comparing 2010 reported amounts adjusted to exclude currency impact, calculated using 2009 monthly average exchange rates, to the actual 2009 reported amounts. Constant currency sales is not a GAAP-defined measure of revenue growth. Constant currency sales as defined and presented by us may not be comparable to similar measures reported by other companies.

(b)	See footnote (a) to Table 2.

(c)	The % change reflects revenue for the combined company for the three months ended December 31, 2010 as compared to Legacy Biovail alone for the three months ended December 31, 2009.

Table 4
Valeant Pharmaceuticals International, Inc.
Reconciliation of GAAP Statement of Cost of Goods Sold to Non-GAAP Statement Cost of Goods Sold — by Segment
For the Three Months Ended December 31, 2010
(In thousands)

	Three Months Ended
	December 31,
				2010
			2010	excluding
			fair value	fair value
			adjustment	adjustment
			to inventory	to inventory
	2010	%	and	and	%
	as reported	of product	amortization	amortization	of product
	GAAP	sales	(b)	non-GAAP	sales
Cost of goods sold (a)
U.S. Neurology & Other	$70,924	35%	$22,436	$48,488	24%
U.S. Dermatology	42,775	47%	11,300	31,475	35%
Canada/Australia	33,693	42%	11,409	22,284	28%
Branded Generics — Europe	24,320	50%	5,975	18,345	38%
Branded Generics — Latin America	38,475	56%	9,534	28,941	42%

Corporate	461		—	461

	$210,648	43%	$60,654	$149,994	31%

(a)	See footnote (a) to Table 2.

(b)	U.S. Neurology and Other and U.S. Dermatology include $15.1 million and $11.2 million of fair value adjustment to inventory and $7.3 million and $0.1 million of amortization, respectively.

Table 5
Valeant Pharmaceuticals International, Inc.
Consolidated Balance Sheet and Other Data
(In thousands)
5.1 Cash

	As of	As of
	December 31,	December 31,
	2010	2009

Cash and cash equivalents	$394,269	$114,463
Marketable securities	6,083	9,566

Total cash and marketable securities	$400,352	$124,029

5.2 Summary of Cash Flow Statement

	Three Months Ended
	December 31,
	2010	2009

Cash flow provided by (used in):

Adjusted cash flow from operations (Non-GAAP) (a)	$209,052	$142,552
Restructuring and acquisition-related costs	(44,078)	(14,905)
Payment of accrued legal settlements	(38,500)	—
Effect of ASC 470-20 (FSP APB 14-1)	(4,934)	—
Changes in Working Capital Related to Acquisition and Restructuring Costs	(122,939)	—

Net cash provided by (used in) operating activities (GAAP)	$(1,399)	$127,647

(a)	See footnote (b) to Table 2. 2010 includes $21.5 million reduction in working capital unrelated to merger/restructuring activities and 2009 includes $1.0 million increase in working capital.